Pursuant to Instruction 4(a) as to Exhibits of Form 20-F, certain identified information (marked by [*]) has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.1

AMENDMENT NO. 4 TO THE LICENSE AGREEMENT

THIS AMENDMENT NO. 4 TO THE LICENSE AGREEMENT (this “Amendment”) is made and entered into as of 16th December, 2025 (the “Amendment Effective Date”), by and between Medlmmune Limited, a company incorporated in England and a member of the AstraZeneca Group having an address of Milstein Building, Granta Park, Abington, Cambridge, CB21 6GH (“Medlmmune”) and Compugen Ltd., a an Israeli company, having an address of Azrieli Center, 26 Harokmim Street, Building D, Holon 5885849, Israel (“Compugen”). Medlmmune and Compugen are each referred to in this Amendment as a “Party” and collectively, as the “Parties”.

RECITALS

A.	WHEREAS, Medlmmune and Compugen are parties to a License Agreement effective as of March 30, 2018, as amended on May 9, 2018, September 16, 2020 and August 4, 2021 (collectively, the “Agreement”).

B.	WHEREAS, the Parties have agreed to amend the royalties payable under the Agreement and further to amend the payment relating to one Development Milestone Event under the Agreement.

C.
WHEREAS, in accordance with Section 18.2 of the Agreement, the Parties hereto desire to amend and modify the Agreement in accordance with the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, CONDITIONS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.
Additional Upfront. MedImmune shall pay to Compugen a one-time, non-refundable, non-creditable payment of sixty-five million Dollars ($65,000,000) within five (5) Business Days after the Amendment Effective Date.

2.	The following language is hereby added at the end of Section 10.2(a) of the Agreement immediately following the Development Milestone Payments table:

“Notwithstanding anything to the contrary in the table set forth in this Section 10.2(a) above, the Milestone Payment relating to the first acceptance only of the BLA [*], in respect of the First Licensed Product for the First Major Indication shall be increased by twenty-five million Dollars ($25,000,000). [*].

For clarity, except as expressly set forth herein, there are no changes to any other Development Milestone Events or Milestone Payments.”

3.	Section 10.4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“10.4(b)  Royalty Rate. On a Licensed Product-by-Licensed Product basis, MedImmune shall pay Compugen pursuant to Article 11, non-refundable, non-creditable royalties as set forth below on aggregate annual Net Sales of each Licensed Product in the Territory during the Royalty Term, as calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of aggregate Net Sales of such Licensed Product in such Calendar Year.

Aggregate Annual Net Sales of Product in the Territory	Royalty Rate
For that portion of aggregate annual Net Sales of such Licensed Product less than or equal to [*]	[*]%
For that portion of aggregate annual Net Sales of such Licensed Product greater [*]	[*]%

4.
Except as expressly set forth herein, all of the terms and conditions of the Agreement remain unchanged and are in full force and effect. Capitalized terms not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Agreement.

5.
This Amendment and the Agreement constitute the complete and final and exclusive understanding and agreement of the Parties with respect to the subject matter of the Agreement, and supersede any and all prior or contemporaneous negotiations, correspondence, understanding and agreements, whether oral or written, between the Parties respecting the subject matter of the Agreement.

6.
This Amendment may be executed in counterparts, each of which will be deemed an original and both of which will together be deemed to constitute one agreement. The Parties agree that the execution of this Amendment by industry standard electronic signature software and/or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized representatives as of the Amendment Effective Date set forth above.

MEDIMMUNE LIMITED By: /s/ Adam McArthur Name: Adam McArthur Title: AGC, Business Development & Technology COMPUGEN LTD. By: /s/ Eran Ophir Name: Dr. Eran Ophir Title: CEO